UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                        SCHEDULE 13D


          Under the Securities Exchange Act of 1934
                     (Amendment No. 1)*

                    Starrett Corporation

                      (Name of Issuer)

             Common Stock, par value $1.00 share

               (Title of Class of Securities)
                         855 677 100

                       (CUSIP Number)

                        Henry Benach
              c/o Starrett Housing Corporation
                     909 Third Avenue,
                  New York, New York  10022
                       (212) 751-3100

        (Name, Address and Telephone Number of Person
      Authorized to Receive Notices and Communications)

                    as of January 4, 1986
   (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box.

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HENRY BENACH ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                            (a)

                                                            (b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          PF

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          United States

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          288,875

8    SHARED VOTING POWER

9    SOLE DISPOSITIVE POWER
          288,875

10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          288,875

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*     [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          6.8%

14   TYPE OF REPORTING PERSON*
          IN


           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION

                        SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HOME ASSOCIATES

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                        (a)

                                        (b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*
              Not Applicable

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          New York

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          None

8    SHARED VOTING POWER
          None

9    SOLE DISPOSITIVE POWER
          None

10   SHARED DISPOSITIVE POWER
          None

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          None

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*     [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          -0-

14   TYPE OF REPORTING PERSON*
          PN

           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION


          Henry Benach and Home Associates (collectively, the "Reporting Persons") hereby amend their Schedule 13D filed under the Securities Exchange Act of 1934 relating to the Common Stock, $1 par value ("Common Stock"), of Starrett Housing Corporation (the "Company"), as follows:

          Item 3.  Source and Amount of Funds or Other
Consideration:

          Henry Benach has purchased under the Company's
Restricted Stock Plan 70,000 shares of Common Stock for an aggregate purchase price of $70,000. The shares were issued as of January 4, 1986. Mr. Benach used personal funds to make the purchase.

          If Mr. Benach's continuous employment with the Company terminates for any reason (excluding death, permanent incapacitation, termination of employment by the Company not for cause, or termination by Mr. Benach following a failure to be elected Chairman of the Board and Chief Executive Officer of the Company), prior to January 5, 1989, all rights of Mr. Benach to certain amounts of the shares will immediately terminate in accordance with the following schedule:

Termination Prior To:              Shares Forfeited:
January 5, 1987                         70,000
January 5, 1988                         35,000
January 5, 1989                         17,000

The purchase price paid by Mr. Benach for any shares as to which his rights are so terminated will be repaid by the Company.

            If Mr. Benach dies or suffers a permanent incapacitation, or his employment is terminated by the Company not for cause, or by Mr. Benach following a failure to be re-elected Chairman of the Board and Chief Executive Officer of the Company, or if the Company's securities are no longer traded in a public market, then the restrictions set forth in the preceding paragraph will lapse in their entirety.

          Item 4.  Purpose of Transaction.

          The purpose of Mr. Benach's purchase described in Item 3 above is investment. Neither Reporting Person has any plans or proposals described in paragraphs (a) through (j) of Item 4 to
Schedule 13D. The Reporting Persons, however, reserve the rights to formulate such plans or proposals or to take such actions in the future.

          Item 5.  Interest in Securities of the Issuer.

            (a), (b) and (c) Mr. Benach owns directly 288,875 shares of Common Stock (or 6.8% of the Company's Common Stock). Except as described in Item 3 above, neither Reporting Person (nor any other person named in Item 2 to the Reporting Persons'
Schedule 13D) has effected any transaction in the Common Stock of the Company during the past 60 days. Except as set forth in this Amendment, there have been no changes in any information set forth in Item 5 to the Reporting Person's Schedule 13D.











          After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in the statement is true, complete and correct.


Dated:  June 9, 1986          /s/Henry Benach
                              Henry Benach


                              HOME ASSOCIATES


                              BY: /s/Henry Benach
                                  Henry Benach